EXHIBIT 99.1

Sequoia Mortgage Trust 2011-2 (the “Trust”)

NOTICE TO HOLDERS

July 24, 2014

To:	Holders of the following Certificates (the “Holders”):

CLASS	CUSIP[1]
A-1	81744QAA1
B-1	81744QAB9
B-2	81744QAC7
B-3	81744QAD5
B-4	81744QAF0
B-5	81744QAG8
R	81744QAH6
LT-R	81744QAJ2
A-IO	81744QAE3

Copy To:	Those Additional Parties Listed on Schedule I hereto (information only)

This Notice contains important information that is of interest to the beneficial owners of the subject securities. If applicable, all depositories, custodians and other intermediaries receiving this notice are requested to expedite retransmittal to such beneficial owners in a timely manner. YOUR FAILURE TO ACT PROMPTLY IN COMPLIANCE WITH THIS PARAGRAPH MAY IMPAIR THE CHANCE OF THE BENEFICIAL OWNERS ON WHOSE BEHALF YOU ACT TO TAKE ANY APPROPRIATE ACTIONS CONCERNING THE MATTERS DESCRIBED IN THIS NOTICE.

This Notice is being issued by Wells Fargo Bank, National Association (“Wells Fargo”), solely in its capacity as Master Servicer (the “Master Servicer”) under the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as Depositor, Citibank, N.A., as Securities Administrator, U.S. Bank National Association, as Trustee, and the Master Servicer (the “Trust Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed in the Trust Agreement.

1 NOTE: No representation is made as to the correctness of the CUSIPs either as printed on the Certificates or as contained in this notice. Such numbers are included solely for the convenience of the Holders.

On June 18, 2014, the Master Servicer filed a Verified Petition for Instructions in the Administration of a Trust Pursuant to Minnesota Statutes § 501B.16 (the “Petition”), captioned In the Matter of: Sequoia Mortgage Trust 2011-2, case no. 27-TR-CV-14-134 (the “TIP Proceeding”), in the State of Minnesota District Court, Fourth Judicial District, County of Hennepin (the “Minnesota District Court”). A copy of the Petition, without Exhibit C, is attached to this Notice. Exhibit C to the Petition is a copy of a representative Trust Agreement. The Master Servicer did not attach a copy of Exhibit C to this Notice because of its large size. A full copy of the Petition, including Exhibit C, is posted on the Securities Administrator’s website located at www.sf.citidirect.com.

Pursuant to the Petition, the Master Servicer seeks, among other things, authority to appoint Law Debenture Trust Company of New York as a separate master servicer for the limited purpose of taking actions to enforce claims against the Potentially Responsible Parties (as defined in the Petition), including but not limited to (i) demanding production of files and other information relating to the Mortgage Loans (as defined in the Petition) (the “Loan Files”) by the Potentially Responsible Parties or servicers of the Mortgage Loans (“Servicers”), (ii) commencing litigation or asserting claims to compel the Potentially Responsible Parties or Servicers to turn over Loan Files, (iii) making demands on the Potentially Responsible Parties to repurchase Mortgage Loans and pay damages for breaching their related obligations, (iv) commencing litigation to compel the Potentially Responsible Parties to repurchase Mortgage Loans and pay damages for breaching their related obligations, (v) taking any other actions authorized by the Trust Agreement to enforce a Potentially Responsible Party’s obligation to repurchase Mortgage Loans and pay damages for breaching its related obligations (collectively, the “Repurchase Claims”), and (vi) withdrawing, compromising or settling the Repurchase Claims, to the extent of the powers of the Master Servicer. For a complete description of the relief and instructions sought by the Master Servicer, please refer to the Petition. The Master Servicer would retain all of its rights, privileges, protections and indemnities, and continue to exercise all of its rights and otherwise perform all of its duties under the governing Trust documents, other than the obligations related to the Repurchase Claims.

On June 19, 2014, the Minnesota District Court issued an order (the “Order”). Pursuant to the Order, a hearing will be held on the Petition in Room C400 of the Hennepin County Government Center, 300 South Sixth Street, Minneapolis, Minnesota, on August 13, 2014, at 3:00 p.m. A copy of the Order is attached to this Notice and is posted on the Securities Administrator’s website located at www.sf.citidirect.com.

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If the Master Servicer determines that additional significant developments occur or if Holder approval or direction is deemed necessary or desirable, the Master Servicer will communicate further with all Holders as it deems appropriate in accordance with the Trust Agreement.

The Master Servicer may conclude that a specific response to particular inquiries from individual Holders is not consistent with equal and full dissemination of material information to all Holders. Holders should not rely on the Master Servicer as their sole source of information. The foregoing is not intended and should not be construed as investment, accounting, financial, legal or tax advice by or on behalf of the Master Servicer, or its directors, officers, agents, attorneys or employees. Each of the Holders receiving this notice should seek the advice of their own advisers in respect of the matters set forth herein. The Master Servicer makes no recommendations and gives no investment advice herein or as to the Certificates generally.

The Master Servicer hereby reserves all its rights, powers and remedies under the Trust Agreement, other operative documents and applicable law and may, at any time from time to time, without notice, demand or the taking of any other action, exercise any and all rights, powers and remedies available to it under the Trust Agreement, and the other operative documents, as well as those available at law, equity or otherwise, whether with respect to the events or circumstances referred to above or otherwise. The reservation effected by the preceding sentence of this paragraph shall be deemed to be included in any other communication from the Master Servicer whether or not it (or any similar reservation) is in fact included in such communication.

You may direct questions to the attention of Beth Belfield by telephone at 410-884-2064, by email at beth.belfield@wellsfargo.com, by facsimile at 443-367-3398, or by mail addressed to Wells Fargo Bank, National Association, Corporate Trust Services, Attn.: Beth Belfield, 9062 Old Annapolis Rd, Columbia, MD 21045.

Dated: July 24, 2014	WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as Master Servicer

Schedule I

Depositor

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Attention: Sequoia Mortgage Trust 2011-2

Seller

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Attention: Sequoia Mortgage Trust 2011-2

Trustee

U.S. Bank National Association

Structured Finance

60 Livingston Avenue

EP-MN-WS3D

St. Paul, Minnesota, 55107

Attn: Sequoia Mortgage Loan Trust 2011-2

Securities Administrator, Paying Agent and Authenticating Agent

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust – Sequoia
Mortgage Trust 2011-2

Rule 17g-5 Information Provider

ratingagencynotice@citi.com

Rating Agency

Fitch Ratings, Inc.

One State Street Plaza, 30th Floor

New York, NY 10004

Attn: SEMT 2011-2

Certificate Registrar

Citibank, N.A.

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Citibank Agency & Trust –
Sequoia Mortgage Trust 2011-2

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF HENNEPIN	FOURTH JUDICIAL DISTRICT

In the Matter of: Sequoia Mortgage Trust 2011-2; and Sequoia Mortgage Trust 2012-1	Case Type: Other File No. * 27-TR-CV-14-134 File No.

VERIFIED PETITION OF WELLS FARGO BANK, NaTIONAL ASSOCIATION, AS
MASTER SERVICER AND INTERESTED PERSON, FOR INSTRUCTIONS IN THE
ADMINISTRATION OF A TRUST PURSUANT TO MINN. STAT. § 501B.16

TO THE DISTRICT COURT FOR THE FOURTH JUDICIAL DISTRICT:

Petitioner Wells Fargo Bank, National Association, a national banking association (”Wells Fargo Bank”), solely in its capacity as master servicer (the “Master Servicer”) and not in its individual capacity, files this petition for trust instructions (the “Petition”) with the Court for each of the following trusts: Sequoia Mortgage Trust 2011-2 and Sequoia Mortgage Trust 2012-1 (the “Trusts”).

Introduction

The Master Servicer serves as master servicer for each of the Trusts under the terms of the agreements identified on Exhibit A hereto (the “Trust Agreements”). The Trust Agreements are substantially similar, and the Master Servicer is seeking identical instructions for each Trust in this single Petition as a matter of efficiency and administrative convenience for the Court. Each of the Trust Agreements relates to a separate securitization of residential mortgage loans.

Under the terms of the Trust Agreements, the Master Servicer may from time to time have certain rights and duties relating to the enforcement of loan repurchase claims against entities who, directly or indirectly, sold, transferred or assigned residential mortgage loans (the “Mortgage Loans”) to the Trusts or may be liable for breaches of representations or warranties related to the Mortgage Loans (collectively, “Potentially Responsible Parties”). In this Petition, the Master Servicer seeks the appointment of a separate master servicer to assume certain rights and duties of the Master Servicer under the Trust Agreements relating to the enforcement of such claims.

Other divisions of Wells Fargo Bank are or were in the business of selling mortgage loans in the home loan securitization market. As such, those divisions of Wells Fargo Bank may be subject to repurchase claims by other purchasers of loans in the residential mortgage market. The Master Servicer seeks to avoid any potential conflict of interest, or the appearance of such a conflict, for the benefit of the Trusts’ beneficiaries.

Therefore, in this Petition, the Master Servicer seeks an order of the Court (i) authorizing it to enter into and perform its obligations under the Instrument of Appointment and Acceptance in substantially the form attached hereto as Exhibit B (the “IAA”) pursuant to which Law Debenture Trust Company of New York, a limited purpose trust company chartered by the New York State Department of Financial Services, would be appointed as a separate master servicer (the “Separate Master Servicer”) pursuant to the terms thereof and would be granted the specific rights, privileges, protections and immunities and assume the specific duties of the Master Servicer relating to the enforcement of such claims to the extent set forth therein and (ii) confirming the appointment of the Separate Master Servicer pursuant to the IAA and the order approving this Petition.1 The Master Servicer respectfully submits that the Separate Master Servicer is well qualified to perform all of the duties described herein and that its appointment will not adversely affect beneficiaries of the Trusts.

1          Wells Fargo Bank would remain as the Master Servicer of the Trusts and would retain all of its rights, privileges, protections and indemnities, and continue to perform all of its duties as Master Servicer under the governing Trust Agreements, other than those duties delegated to the Separate Master Servicer in the order granting this Petition and the IAA. Nothing in this Petition or in the IAA is intended to constitute an admission or statement regarding the scope of the Master Servicer’s duties under the Trust Agreements with respect to the enforcement of any claims, and all rights relating thereto are reserved.

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Instructions Sought

1.             The Master Servicer has a corporate trust office in Minneapolis, Minnesota, and administers the Trusts, in part, in Hennepin County, Minnesota.

2.             The Master Servicer requests that this Court enter an order (the “Order”):

a.	Authorizing it to enter into the IAA to appoint the Separate Master Servicer and authorizing the Separate Master Servicer and the Master Servicer to perform all of their respective obligations under the IAA and this Order;

b.	Confirming the appointment of the Separate Master Servicer pursuant to the terms of the IAA and the Order;

c.	Authorizing the Separate Master Servicer, subject to the terms and limitations of each Trust Agreement, to take actions to enforce claims against the Potentially Responsible Parties, including but not limited to (i) demanding production of files and other information relating to the Mortgage Loans (the “Loan Files”) by the Potentially Responsible Parties or servicers of the Mortgage Loans (“Servicers”), (ii) commencing litigation or asserting claims to compel the Potentially Responsible Parties or Servicers to turn over Loan Files, (iii) making demands on the Potentially Responsible Parties to repurchase Mortgage Loans and pay damages for breaching their related obligations, (iv) commencing litigation to compel the Potentially Responsible Parties to repurchase Mortgage Loans and pay damages for breaching their related obligations, (v) taking any other actions authorized by the Trust Agreements to enforce a Potentially Responsible Party’s obligation to repurchase Mortgage Loans and pay damages for breaching its related obligations (collectively, the “Repurchase Claims”), and (vi) withdrawing, compromising or settling the Repurchase Claims, to the extent of the powers of the Master Servicer;

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d.	Determining that the Separate Master Servicer is afforded all of the rights, powers, privileges, protections and indemnities (including, without limitation, the payment of its fees and reimbursement of its expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in performing its duties and exercising its rights as the Separate Master Servicer) of the Master Servicer provided for in the Trust Agreements related to the performance of its duties as Separate Master Servicer;

e.	Determining that the Separate Master Servicer shall be afforded all of the rights, privileges, protections and indemnities of the Trustee provided for in the Trust Agreements related to the performance of its duties as Separate Master Servicer;

f.	Directing that the Trusts’ accounts shall pay the Separate Master Servicer’s fees and expenses, indemnity claims and other amounts payable to the Separate Master Servicer or, to the extent necessary, reimburse the Master Servicer for its payment of such fees and expenses, indemnity claims and other amounts, pursuant to the IAA;

g.	Determining that, upon appointment of the Separate Master Servicer, the Master Servicer shall have no further duty or obligation to the Trusts’ beneficiaries with respect to the enforcement of Repurchase Claims or any other duties under the Trust Agreements to the extent that they have been delegated to the Separate Master Servicer pursuant to the IAA and the Order;

h.	Determining that, upon appointment of the Separate Master Servicer, the Separate Master Servicer shall have been delegated the rights, powers and obligations of the Master Servicer, but only to the extent of those rights, powers and obligations set forth in the Trust Agreements with respect to the enforcement of the Repurchase Claims, including those deemed necessary to enforce the Repurchase Claims to the extent set forth in Sections 2.04, 2.05, 2.07(c) and 6.02(i) of the Trust Agreements, any rights of the Master Servicer to compel the Potentially Responsible Parties or Servicer to produce documents and information under any of the Transfer Agreements (defined below), and administrative and ministerial obligations set forth in the Trust Agreements related thereto, provided that nothing in the Order or in the IAA shall be construed to expand the duties of the Master Servicer or the Separate Master Servicer; and

i.	Determining that the Separate Master Servicer shall have no duties or obligations under the Trust Agreements except those duties specifically set forth in the IAA and the Order approving this Petition.

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Background

Residential Mortgage Loan Securitizations

3.          Residential mortgage loan securitizations generally involve the pooling of cash-producing residential mortgage loans and issuing securities backed by them. The securities, referred to as certificates or notes, are sold by the sponsor of the securitization to investors, typically referred to as certificateholders or noteholders (“Holders”). Holders receive principal and interest payments generated by the cash flow from the mortgage loans.

4.          Generally, an originator of mortgage loans sells the loans to the entity that establishes the securitization (known as a sponsor), or the sponsor originates the loans itself or the sponsor both originates and acquires mortgage loans. In many instances, the sponsor first transfers the mortgage loans to a “depositor,” which then transfers the mortgage loans to the trust. A pooling and servicing agreement or other trust agreement, typically involving the depositor, the trustee, the sponsor and a servicer or master servicer, creates and governs the trust.

5.          Typically, the mortgage loan originators, the sponsor and the depositor make certain representations and warranties concerning the nature of the mortgage loans and agree to repurchase the mortgage loans (or substitute new mortgage loans) if they breach any of their representations and warranties related to the mortgage loans.

6.          The sponsor and the servicer are often the same entity or affiliated entities. The servicer’s duties include, among other things, collecting the homeowners’ monthly mortgage loan payments and remitting those payments to the trust after deducting its servicing fee and any reimbursable expenses and/or advances. A separate party, often the trustee or other trust administrator, administers the trust funds and delivers payments due to the Holders.

7.          The Holders are typically the sole beneficiaries of the trust.

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The Trusts

8.          The Trusts were created pursuant to the terms of the Trust Agreements. A copy of one of the Trust Agreements (without its exhibits) (the “Representative Trust Agreement”) is attached as Exhibit C. The Representative Trust Agreement is substantially similar to the other Trust Agreements in all material respects as it relates to the relief requested by the Trustee in this Petition.2

9.          The Master Servicer serves as Master Servicer of the Trusts pursuant to the Trust Agreements.

10.        The Potentially Responsible Parties include, without limitation: Redwood Residential Acquisition Corporation, Sequoia Residential Funding, Inc., Wells Fargo Bank, PrimeLending, a PlainsCapital Company, Sterling Savings Bank, DLJ Mortgage Capital, Inc., First Republic bank, SunTrust Mortgage, Inc., PHH Mortgage Corporation, Flagstar Capital Markets Corporation, GuardHill Financial Corporation, Wintrust Mortgage, a Division of Barrington Bank and Trust, and Cole Taylor Bank.

11.        The Potentially Responsible Parties directly or indirectly sold, transferred or assigned the Mortgage Loans to the Trusts or may be liable for breaches of representations or warranties related to the Mortgage Loans pursuant to the Trust Agreements and the other agreements (the “Transfer Agreements”) identified on Exhibit D attached hereto.

12.        Under the Transfer Agreements and the Trust Agreements, the Potentially Responsible Parties made certain representations and warranties (the “Representations and Warranties”) about the Mortgage Loans.

2        To be clear, the Trust Agreements are not identical and may have material differences from the Representative Trust Agreement in matters unrelated to the Repurchase Claims and the Master Servicer’s and Separate Master Servicer’s rights, duties and obligations, if any, related to the Repurchase Claims and the relief requested in this Petition. However, none of those differences would have any effect on the relief requested in this Petition, and the Master Servicer will retain all rights, duties and obligations, if any, under the Trust Agreements that are relevant to any of those differences.

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Wells Fargo Bank’s Roles in Securitizations

13.        Wells Fargo Corporate Trust Services (“Wells Fargo CTS”), a division of Wells Fargo Bank, provides corporate trust services to the capital markets, and administers various asset types and programs, including, among others, residential mortgage loan securitization trusts.

14.        Wells Fargo CTS serves as trustee or master servicer for hundreds of residential mortgage loan securitization trusts, including the Trusts.

15.        Wells Fargo Home Mortgage (“WFHM”) also is a division of Wells Fargo Bank. WFHM, among other things, originated and originates residential mortgage loans and sold and sells the loans to trusts in residential mortgage-backed securities transactions. In connection with these sales, WFHM makes representations and warranties regarding the loans similar to those made by the Potentially Responsible Parties related to the Mortgage Loans owned by the Trusts.

16.        In October 2008, Wells Fargo Bank’s parent acquired Wachovia Bank, N.A. and certain of its affiliates (“Wachovia”). Wachovia is now part of Wells Fargo Bank and no longer uses the Wachovia name. Wachovia, among other things, originated residential mortgage loans and sold the loans to trusts in residential mortgage-backed securities transactions. In connection with those sales, Wachovia made representations and warranties regarding the loans similar to those made by the Potentially Responsible Parties related to the Mortgage Loans owned by the Trusts.

17.        Holders or trustees of trusts that purchased mortgage loans from WFHM or Wachovia may assert loan repurchase claims against Wells Fargo Bank based on its alleged breaches of representations and warranties regarding the loans.

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Support for the Requested Instructions

18.        In the course of performing its duties as Master Servicer on behalf of the Holders of the Trusts, Wells Fargo CTS has become aware of a potential conflict of interest or, at least, the appearance of such a conflict that may arise as a result of WFHM’s and Wachovia’s sales of mortgage loans in the securitization market.

19.        WFHM’s and Wachovia’s representations and warranties regarding mortgage loans sold to securitization trusts are similar to the Representations and Warranties made by the Potentially Responsible Parties related to the Mortgage Loans owned by the Trusts. As a result, a potential conflict of interest or the appearance of such a conflict may develop between, on the one hand, the Master Servicer’s legal positions in pursuing remedies against the Potentially Responsible Parties and, on the other hand, Wells Fargo Bank’s legal positions in defending demands or lawsuits seeking to require the repurchase of mortgage loans sold by WFHM or Wachovia.

20.        As an example, a Holder in a trust seeking to require Wells Fargo Bank to repurchase mortgage loans sold by WFHM also may be a Holder in one or more of the Trusts. In pursuing remedies against a Potentially Responsible Party, Holders may direct the Master Servicer to take or, alternatively, the Master Servicer may have to consider taking, legal positions that would be adverse to positions taken by Wells Fargo Bank on the same or similar issues. Accordingly, if the Master Servicer pursues remedies against the Potentially Responsible Parties, there is a possibility that one division of Wells Fargo Bank (e.g., Wells Fargo CTS) may have to take positions adverse to another division of Wells Fargo Bank (e.g., WFHM). This circumstance may give rise to a potential for an actual position conflict or the appearance of such a conflict.

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21.        In addition, Wells Fargo Bank is a Potentially Responsible Party.

22.        The Master Servicer has diligently, and as expeditiously as possible, explored a number of alternatives to avoid any potential conflict or the appearance of such a conflict resulting from WFHM’s and Wachovia’s sales of mortgage loans and Wells Fargo Bank being a Potentially Responsible Party, but has determined that there is no viable course of action other than the relief requested in this Petition.

23. Therefore, to avoid any potential conflict of interest or the appearance of such a conflict and to ensure that the Holders’ interests are protected, and any appropriate enforcement and pursuit of Repurchase Claims are not delayed or compromised, the Master Servicer requests authority to enter into the IAA with the Separate Master Servicer and the Court’s confirmation of the appointment of the Separate Master Servicer to pursue the Repurchase Claims.

The Trust Agreements and Appointment of a Separate Master Servicer

24.        The Trust Agreements do not prohibit the appointment of a separate master servicer in the circumstances that have arisen here.

25.        In certain circumstances, and subject to the terms and limitations of the Trust Agreements, the Master Servicer may be authorized or required to take certain enforcement action with respect to Repurchase Claims.

26.        Appointment of the Separate Master Servicer is necessary to ensure an appropriate party is able to evaluate the duties under the Trust Agreements with respect to the enforcement of Repurchase Claims and, to the extent appropriate, enforce such Repurchase Claims, without the potential for an actual position conflict or the appearance of such a conflict.

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The Separate Master Servicer

27.        The Separate Master Servicer is a limited purpose trust company chartered by the New York State Department of Financial Services with corporate trust offices in the City of New York, New York. The Separate Master Servicer is an independent provider of traditional indenture trustee, paying agent and registrar services. Corporations, sovereigns and municipalities use its corporate trust services.

28.        The Separate Master Servicer is a provider of successor trustee services for default, bankruptcy and liquidation situations, which have involved litigation in courts throughout the United States.

29.        Neither the Separate Master Servicer nor any of its parents, affiliates or subsidiaries originates or originated residential mortgage loans, for its own account, or sells or sold such mortgage loans, for its own account, in the residential mortgage-backed securitization market.

30.        The Separate Master Servicer is not engaged in investment banking or underwriting services.

31.        The Separate Master Servicer would not have an actual conflict of interest or the appearance of such a conflict with respect to the Potentially Responsible Parties or the Repurchase Claims, and there would not be a position conflict arising from any pursuit of the Repurchase Claims pursuant to the Trust Agreements.

32.        This Court has jurisdiction over this Petition for trust instruction pursuant to Minn. Stat. § 501B.16(4) and (23), Minn. Stat. § 501B.17(2), and Minn. Stat. § 501B.24, because Wells Fargo, as Master Servicer of the Trusts, is an interested party under Minn. Stat. § 501(B)(16), and Wells Fargo, as Master Servicer, administers the Trusts in part from an office located in Hennepin County, Minnesota.

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33.        Under Minn. Stat. § 501B.16, this Court has jurisdiction to “instruct, the trustee, beneficiaries, and any other interested parties in any matter relating to the administration of the trust . . . .” Id. at (23).

WHEREFORE, under the provisions of Minn. Stat. § 501B.16 and all other applicable law, Petitioner Wells Fargo Bank, as Master Servicer, respectfully requests that this Court:

A.	Make and enter an order designating the time and place when the respective parties-in-interest may be heard upon the matters set forth in this Petition and that notice of the hearing be served in a manner specified in the order and as provided by Minn. Stat. § 501B.18;

B.	Undertake to represent all parties-in-interest who are unascertained or not in being, or who are minors or incapacitated, pursuant to the provisions of Minn. Stat. § 501B.19;

C.	At such designated time and place, make a further Order as follows:

(i)        Authorizing it to enter into the IAA to appoint the Separate Master Servicer and authorizing the Separate Master Servicer and the Master Servicer to perform all of their respective obligations under the IAA and the Order;

(ii)        Confirming the appointment of the Separate Master Servicer pursuant to the terms of the IAA and the Order;

(iii)        Authorizing the Separate Master Servicer, subject to the terms and limitations of each of the Trust Agreements, to take actions to enforce Repurchase Claims and to withdraw, compromise or settle Repurchase Claims to the extent of the powers of the Master Servicer;

(iv)        Determining that the Separate Master Servicer is afforded all of the rights, powers, privileges, protections and indemnities (including, without limitation, the payment of its fees and reimbursement of its expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in performing its duties and exercising its rights as the Separate Master Servicer) of the Master Servicer provided for in the Trust Agreements related to the performance of its duties as Separate Master Servicer;

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(v)        Determining that the Separate Master Servicer shall be afforded all of the rights, privileges, protections and indemnities of the Trustee provided for in the Trust Agreements related to the performance of its duties as Separate Master Servicer;

(vi)        Directing that the Trusts’ accounts shall pay the Separate Master Servicer’s fees and expenses, indemnity claims and other amounts payable to the Separate Master Servicer or, to the extent necessary, reimburse the Master Servicer for its payment of such fees and expenses, indemnity claims and other amounts, pursuant to the IAA;

(vii)       Determining that, upon appointment of the Separate Master Servicer, the Master Servicer shall have no further duty or obligation to the Trusts’ beneficiaries with respect to the enforcement of Repurchase Claims or any other duties under the Trust Agreements to the extent that they have been delegated to the Separate Master Servicer pursuant to the IAA and the Order;

(viii)      Determining that, upon appointment of the Separate Master Servicer, the Separate Master Servicer shall have been delegated the rights, powers and obligations of the Master Servicer, but only to the extent of those rights, powers and obligations set forth in the Trust Agreements with respect to the enforcement of the Repurchase Claims, including those deemed necessary to enforce the Repurchase Claims to the extent set forth in Sections 2.04, 2.05, 2.07(e) and 6.02(i) of the Trust Agreements, any rights of the Master Servicer to compel the Potentially Responsible Parties or Servicer to produce documents and information under any of the Transfer Agreements, and administrative and ministerial obligations set forth in the Trust Agreements related thereto, provided that nothing in the Order or in the IAA shall be construed to expand the duties of the Master Servicer or the Separate Master Servicer;

(ix)        Determining that the Separate Master Servicer shall have no duties or obligations under the Trust Agreements except those duties specifically set forth in the IAA and the Order approving this Petition; and

(x)         Directing that the Trusts and the Master Servicer shall not be subject to the continuing supervision of the Court for purposes of Minn. Stat. § 501B.23 or General Rule of Practice 417.02.

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Dated: June 18, 2014	FAEGRE BAKER DANIELS LLP /s/ Stephen M. Mertz

Stephen M. Mertz, #212131

Michael M. Krauss, #0342002

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Telephone: (612) 766-7000

Facsimile: (612) 766-1600

Attorneys for Wells Fargo Bank, National Association, as Master Servicer

ACKNOWLEDGMENT REQUIRED BY

MINN. STAT. § 549.211, SUBD. 1

The undersigned hereby acknowledges that pursuant to Minn. Stat. § 549.211, Subd. 3, sanctions may be imposed if, after notice and a reasonable opportunity to respond, the Court determines that the undersigned has violated the provisions of Minn. Stat. § 549.211, Subd. 2.

Dated: June 18, 2014	FAEGRE BAKER DANIELS LLP /s/ Stephen M. Mertz

Stephen M. Mertz, #212131

Michael M. Krauss, #0342002

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Telephone: (612) 766-7000

Facsimile: (612) 766-1600

Attorneys for Wells Fargo Bank, National
Association, as Master Servicer

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VERIFICATION

I, Peter Favorite, am a vice president for Wells Fargo Bank, National Association, and I have reviewed the foregoing Verified Petition and exhibits thereto, and state, under the penalty of perjury, that (a) I believe the factual statements to the Verified Petition to be true and correct based on the information that is currently available to me, and (b) the exhibits attached hereto are true and correct copies of documents maintained by Wells Fargo Bank, National Association in the ordinary course of business.

/s/ Peter Favorite

Subscribed and sworn to before me this 18th day of June, 2014

/s/ Patricia S. McDowell

Notary Public SEAL

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Exhibit A

Trust Agreement

Sequoia Mortgage Trust 2011-2:

Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc. (“Sequoia”), as Depositor, Wells Fargo Bank, N.A. (“Wells Fargo”), as Master Servicer, Citibank, N.A. (“Citibank”), as Securities Administrator, and U.S. Bank National Association (“U.S. Bank”), as Trustee

Sequoia Mortgage Trust 2012-1:

Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia, as Depositor, Wells Fargo, as Master Servicer, Citibank, as Securities Administrator, and U.S. Bank, as Trustee

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Exhibit B

Instrument of Appointment and Acceptance

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INSTRUMENT OF APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF APPOINTMENT AND ACCEPTANCE, dated as of March 28, 2012 (the “Agreement”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as trustee (the “Trustee”), and LAW DEBENTURE TRUST COMPANY OF NEW YORK, a New York banking corporation (“Law Debenture”), as separate trustee (the “Separate Trustee”).

Witnesseth:

WHEREAS, the Trustee is a party to the Pooling and Servicing Agreements or Indentures or Trust Agreements or similar securitization documents listed on Schedule II attached hereto which Schedule II may be supplemented, amended or modified from time to time in accordance with Section 1.9 hereunder (each an “Underlying Agreement” and collectively the “Underlying Agreements”);

WHEREAS, the Trustee is a party to the Underlying Agreements not in its individual capacity, but solely as Trustee of the trust created under each Underlying Agreement;

WHEREAS, each such trust issued securities to investors in the trust (the “Certificateholders”);

WHEREAS, the Trustee may be required to perform certain functions under the Underlying Agreements to the extent and subject to the conditions provided therein; including, without limitation, (a) requesting the production of mortgage loan files by servicers and sellers, (b) compelling production of mortgage loan files, (c) demanding the repurchase or substitution of mortgage loans by sellers who have materially breached their representations and warranties, and (d) enforcing repurchase or substitution obligations ((a), (b), (c) and (d) together the “Repurchase Claims”) in accordance with the Underlying Agreements and related transaction documents provided by the Trustee to the Separate Trustee in accordance with Section 1.2 hereunder;

WHEREAS, the Trustee desires to appoint the Separate Trustee for purposes of fulfilling its obligations as Trustee under each applicable Underlying Agreement with respect to the Repurchase Claims;

WHEREAS, the Separate Trustee agrees to accept such appointment with respect to each applicable Underlying Agreement as of the Effective Date (as defined below) applicable to such Underlying Agreement upon and subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Trustee and the Separate Trustee have entered into, executed and delivered this Agreement for the benefit of the Certificateholders under each applicable Underlying Agreement and for the uses and purposes hereinafter expressed as follows:

ARTICLE I

Trustee & Separate Trustee

Section 1.1          Appointment and Purpose of the Separate Trustee. Upon the Effective Date with respect to an Underlying Agreement, the Separate Trustee shall assume the obligations of the Trustee as set forth on Schedule I to this Agreement (the “Separate Trustee Duties”) in connection with the Repurchase Claims under such Underlying Agreement. From and after the Effective Date with respect to an Underlying Agreement, the Separate Trustee shall have full authority to perform the Separate Trustee Duties under such Underlying Agreement pursuant to the terms and conditions set forth herein and as provided in the TIP Order (as defined below) issued with respect to such Underlying Agreement.

Section 1.2          Effective Date. With respect to each Underlying Agreement for which the Trustee seeks the appointment of the Separate Trustee to perform the Separate Trustee Duties, the Trustee shall file a Petition for Instruction (“Petition”) commencing a Trust Instruction Proceeding (“TIP”) in the District Court, Fourth Judicial District, Hennepin County, Minnesota (the “Court”) seeking, among other things, the Court’s confirmation of the appointment of the Separate Trustee to perform the Separate Trustee Duties. Prior to the filing of a Petition commencing a TIP, the Trustee shall submit to the Separate Trustee a list of Underlying Agreements (which list, including the number of Underlying Agreements included in any such list, shall be satisfactory to the Separate Trustee) for which the Trustee is seeking confirmation of the appointment of the Separate Trustee to perform the Separate Trustee Duties (the “Proposed Appointment List”) along with, for each such Underlying Agreement, the following (collectively, the “Information”): a copy of the executed (or an execution copy of the) Underlying Agreement, mortgage loan purchase agreement(s) or similar sale document(s), any information and documentation related to pending litigation in connection with Repurchase Claims under such Underlying Agreement, any executed direction and indemnity letter(s) related to such Underlying Agreement, and a draft of the proposed Petition and the proposed TIP Order (as defined below), information regarding deadlines with respect to the Repurchase Claims as set forth in such Underlying Agreement, and information regarding the status of any event of default or termination event in respect of such Underlying Agreement, in each case to the extent such information is in the possession of the Trustee (and if any such information is not in the possession of the Trustee, the Trustee shall describe such information). The Trustee shall provide the Separate Trustee with any additional information the Separate Trustee may reasonably request to perform due diligence with respect to the acceptance of its appointment to perform the Separate Trustee Duties with respect to the Underlying Agreement. The Separate Trustee shall notify the Trustee within five business days (or such longer period that shall be reasonably agreed to by the Separate Trustee and the Trustee) after receipt of the Proposed Appointment List and the Information (the “Review Period”) if it will accept appointment with respect to any Underlying Agreement included in the Proposed Appointment List, such determination by the Separate Trustee to be within the sole and absolute discretion of the Separate Trustee. The Trustee will not seek to appoint the Separate Trustee to perform any Separate Trustee Duties for any Underlying Agreement with respect to which the Separate Trustee has not agreed to accept such appointment. After the Review Period and prior to the delivery of the Supplemental Information (as defined below), the Trustee will promptly advise the Separate Trustee of any material change in or inaccuracy of the Information with respect to an Underlying Agreement. After the Review Period, the Trustee shall advise the Separate Trustee of the current status of any Repurchase Claims under such Underlying Agreement and shall provide the Separate Trustee any other document, notice, report, file, disc or material related to the Repurchase Claims not previously delivered to the Separate Trustee pursuant to Section 1.2 hereunder and in the possession of the Trustee (collectively, the “Supplemental Information”). The Trustee may deliver the Information and the Supplemental Information by making the Information and Supplemental Information available on its secure website. Prior to the entering of any TIP Order by the Court, the Trustee may remove an Underlying Agreement from the Proposed Appointment List. The effective date for the appointment of the Separate Trustee to perform the Separate Trustee Duties with respect to an Underlying Agreement (the “Effective Date”) shall be the date on which (i) an order of the Court in connection with the TIP confirming the appointment of the Separate Trustee to perform the Separate Trustee Duties with respect to such Underlying Agreement (the “TIP Order”) is entered, (ii) the Separate Trustee receives the Supplemental Information, and (iii) the Separate Trustee receives and acknowledges a written notice, which shall include a copy of the entered TIP Order, from the Trustee of its appointment as Separate Trustee to perform the Separate Trustee Duties with respect to such Underlying Agreement (the “Appointment Notice”). The Separate Trustee may reject its appointment to perform the Separate Trustee Duties by reason of the TIP Order only if the Separate Trustee determines that the TIP Order materially deviates (which shall include any increase in the duties of the Separate Trustee or any diminution in the rights, benefits, protections, immunities or indemnities of the Separate Trustee) from the draft TIP Order received by the Separate Trustee with respect to an Underlying Agreement during the Review Period. The Separate Trustee shall either accept or reject its appointment to perform the Separate Trustee Duties with respect to all Underlying Agreements included in a TIP Order within five (5) business days after receipt of the Appointment Notice by the Separate Trustee. If the Separate Trustee fails to reject such appointment during such five (5) business day period, the Separate Trustee will be deemed to have accepted, and waived the right to reject, such appointment.

Section 1.3           Limitation of Liability of the Trustee and the Separate Trustee. Neither the Trustee nor the Separate Trustee shall be personally liable by reason of any act or omission of the other or another trustee under each applicable Underlying Agreement.

Section 1.4          Rights and Protections of the Separate Trustee. Pursuant to the provisions under each applicable Underlying Agreement and as confirmed by the Court in the TIP Order, the Separate Trustee shall be afforded all of the same rights, benefits, protections, immunities and indemnities, and all of the same rights relating to the Separate Trustee Duties, as afforded the Trustee and as afforded a separate trustee under each applicable Underlying Agreement, and as provided in the TIP Order. Notwithstanding anything contained herein to the contrary, the Separate Trustee shall have no liability or responsibility under each applicable Underlying Agreement or any related agreement or transaction, for any period prior to the Effective Date or for any act or omission of the Trustee under or in connection with each applicable Underlying Agreement and any related agreement or transaction.

Section 1.5          Delivery of Documents. In addition to the Information and Supplemental Information required to be delivered under Section 1.2 hereof, the Trustee shall deliver to the Separate Trustee all other information reasonably requested by the Separate Trustee that is in the possession of the Trustee in order for the Separate Trustee to perform the Separate Trustee Duties. Additionally, the Trustee shall notify the Separate Trustee if an event of default or termination event occurs under any Underlying Agreement covered by this Agreement.

Section 1.6          Consent to Disclosure. The Separate Trustee acknowledges and agrees that the Trustee may disclose its role as separate trustee to perform the Separate Trustee Duties under this Agreement to regulators, clients and such other interested parties (including, without limitation, the press) as the Trustee in its sole determination deems appropriate, provided that the Trustee agrees to provide the Separate Trustee with the opportunity to review in advance and approve any written materials to be submitted, distributed or made available to such clients, other interested parties or the press that specifically identify the Separate Trustee. The Separate Trustee’s failure to comment upon, disapprove or object to such written materials within five (5) business days following receipt thereof shall be deemed to constitute the Separate Trustee’s consent to such disclosure. The Trustee acknowledges and agrees that the Separate Trustee may disclose the Separate Trustee’s role as separate trustee to perform the Separate Trustee Duties under this Agreement to regulators, clients and such other interested parties (including, without limitation, the press) as Separate Trustee in its sole determination deems appropriate, provided that the Separate Trustee agrees to provide the Trustee with the opportunity to review in advance and approve any written materials to be submitted, distributed or made available to such clients, other interested parties or the press that specifically identify the Trustee. The Trustee’s failure to comment upon, disapprove or object to such written materials within five (5) business days following receipt thereof shall be deemed to constitute the Trustee’s consent to such disclosure.

Section 1.7          Reports, Records and Security Policies. The Separate Trustee shall maintain and provide to the Trustee upon written request copies (or summaries thereof) of accurate records, reports, documents and accounts of the Separate Trustee Duties performed by the Separate Trustee. The Separate Trustee will retain all information obtained or created in the course of performance hereunder in accordance with the longer of the Trustee’s records retention guidelines in existence from time to time (currently seven (7) years) and timely communicated to the Separate Trustee (including its provisions regarding the timely destruction of such records), or as is required by applicable federal and state law (including the Sarbanes-Oxley Act), unless the Trustee has timely requested, in writing, that the Separate Trustee hold any such records for a different period of time due to litigation obligations or concerns. Such seven (7) year period shall commence upon the termination or resignation of Separate Trustee in accordance with Section 5.12 hereunder.

Notwithstanding the foregoing, upon termination of this Agreement, the Separate Trustee will not be required to maintain such records for longer than a period of seven (7) years unless required by applicable federal and state law and shall notify the Trustee in writing prior to the destruction of such records before the end of such seven (7) year period. Before the end of the applicable period, upon written request to the Separate Trustee, the Trustee shall have the opportunity, to secure copies of such records before the Separate Trustee destroys such records. The parties agree that any such records maintained and produced by the Separate Trustee under this Agreement will be available, upon prior written notice during reasonable business hours, for examination and audit by governmental agencies having jurisdiction over the Trustee’s and the Separate Trustee’s business, including all United States government agencies having regulatory jurisdiction over the Trustee and the Separate Trustee, and specifically the Office of the Comptroller of the Currency (“OCC”). The Separate Trustee will notify the Trustee as soon as possible of any formal request by an authorized governmental agency to examine the records of the Separate Trustee Duties on behalf of the Trustee that are maintained by the Separate Trustee, if the Separate Trustee shall determine that it is permitted to make such a disclosure to the Trustee under applicable law or regulation. The Trustee agrees that the Separate Trustee is authorized to provide all such described records, upon advance written notice to the Trustee if permissible and reasonably practicable, when requested or required to do so by an authorized governmental agency.

Section 1.8          Further Assurances. The Trustee shall execute and deliver such further instruments and shall do such other things as the Separate Trustee may reasonably require so as to more fully and certainly vest and confirm in the Separate Trustee all the rights, trusts, duties, obligations and powers assigned, transferred, delivered and confirmed to the Separate Trustee hereunder or under the applicable TIP Order. Each of the Separate Trustee and the Trustee agrees to cooperate with each other in respect of fulfilling their respective duties under this Agreement, any applicable TIP Order, any applicable Underlying Agreement or any applicable federal and state laws and regulations.

Section 1.9          Modification of Schedule II. From time to time, the Trustee and the Separate Trustee may agree to add a supplement to Schedule II to this Agreement (which shall be incorporated into this Agreement) supplementing, amending or modifying Schedule II for purposes of adding or removing any Underlying Agreement from Schedule II (subject to entry of an appropriate TIP Order).

Section 1.10        Underlying Agreement Deviations. For purposes of this Agreement, to the extent an Underlying Agreement listed on Schedule II (or any supplement thereto) to this Agreement with respect to which the Separate Trustee has agreed to accept appointment as Separate Trustee deviates from the standard separate trustee provisions and other relevant provisions that relate to the Separate Trustee Duties found in pooling and servicing agreements, such deviation (and its applicable Underlying Agreement) shall be listed by the Separate Trustee on a supplement to Schedule III to this Agreement during the Review Period and prior to the filing of a Petition with respect to such Underlying Agreement. Additionally, to the extent a modification to this Agreement is required to address the deviation, such modification will also be listed by the Separate Trustee on such supplement to Schedule III. The Separate Trustee shall promptly send the Trustee a copy of such supplement to Schedule III and the Trustee shall seek to include such modifications in the related Petition and TIP Order.

Section 1.11       No Implied Duties for Law Debenture. Except as herein expressly provided, no duties, responsibilities or liabilities are assumed by Law Debenture by reason of this Agreement other than as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against Law Debenture; and this Agreement is executed and accepted by Law Debenture subject to all the terms and conditions set forth in this Agreement and each TIP Order. In the event of any inconsistency between the terms of this Agreement and the terms of the TIP Order, the terms of the TIP Order shall control.

Section 1.12        No Implied Duties for Wells Fargo. Except as herein expressly provided, no duties, responsibilities or liabilities are assumed by Wells Fargo by reason of this Agreement other than as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against Wells Fargo; and this Agreement is executed and accepted by Wells Fargo subject to all the terms and conditions set forth in this Agreement and each TIP Order. In the event of any inconsistency between the terms of this Agreement and the terms of the TIP Order, the terms of the TIP Order shall control.

Section 1.13        Engagement of Counsel. In the event that the Separate Trustee appoints legal counsel in order to perform the Separate Trustee Duties, the Separate Trustee shall execute the engagement letter for each such legal counsel.

Section 1.14        Litigation. In the event that the Separate Trustee commences any claims or litigation in connection with the performance of the Separate Trustee Duties, the Separate Trustee shall pursue such claims or litigation in the name of the Separate Trustee or the applicable trust, and not in the name of the Trustee or Wells Fargo, unless otherwise required by applicable law but only after discussion with the Trustee.

Section 1.15       Compliance with Regulation AB. For any Underlying Agreement included in the Proposed Appointment List that has an execution date prior to January 1, 2010, the Separate Trustee shall not have any reporting and attestation requirements to the extent they relate to Section 1122(d) of Regulation AB (as defined below) with respect to its Separate Trustee Duties in connection with such Underlying Agreement. To the extent the Proposed Appointment List includes an Underlying Agreement that was executed after January 1, 2010, the Separate Trustee and the Trustee shall cooperate with each other to determine any reporting requirements necessary under Regulation AB, such cooperation to include the form of reporting, the timing of any reporting and to the extent necessary, the negotiation of an additional instrument of appointment and acceptance with respect to such Underlying Agreement.

For purposes of this section, “Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “Commission”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

ARTICLE II

Concerning The Separate Trustee and the Trustee

Section 2.1            Exculpatory Provisions.

(a)               The Separate Trustee shall not be required to ascertain or inquire as to the performance by the Trustee of any of the covenants or agreements contained herein or in any Underlying Agreement or related transaction document and shall be under no obligation to monitor, supervise or perform the functions of the Trustee other than the Separate Trustee Duties, and shall be entitled to assume that the Trustee is properly performing its functions and obligations under this Agreement, any Underlying Agreement or related transaction documents.

(b)              The Trustee shall not be required to ascertain or inquire as to the performance by the Separate Trustee of any of the covenants or agreements contained herein or in any Underlying Agreement or related transaction document and shall be under no obligation to monitor, supervise or perform the functions of the Separate Trustee, and shall be entitled to assume that the Separate Trustee is properly performing its functions and obligations under this Agreement, any Underlying Agreement or related transaction documents.

(c)               The Separate Trustee shall not be liable to Wells Fargo or the Trustee, or any of its officers, directors employees or affiliates, under or in connection with this Agreement for punitive, special, indirect or consequential losses or damages, even if the Separate Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; provided that this Section 2.1(c) shall not apply to any claim brought by the Trustee against the Separate Trustee in connection with a claim brought by a third party against the Trustee for any such losses or damages attributable to the Separate Trustee.

(d)              The Trustee shall not be liable to Law Debenture or the Separate Trustee, or any of its officers, directors, employees, or affiliates, under or in connection with this Agreement for punitive, special, indirect or consequential losses or damages, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; provided that this Section 2.1(d) shall not apply to any claim for indemnity made by an Indemnified Party pursuant to Section 3.3(iii) hereunder.

(e)              At the expense of the applicable trust to the extent reimbursable under the terms of the applicable Underlying Agreement, the Separate Trustee shall have the right at any time to seek from a court (including the Court) instructions concerning the administration of the Separate Trustee Duties and the Separate Trustee’s rights, duties or obligations under the relevant Underlying Agreement.

Section 2.2          Merger or Consolidation of Separate Trustee. Any entity into which the Separate Trustee may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Separate Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Separate Trustee, shall be the successor of the Separate Trustee hereunder, without the execution or filing of any instrument or any further act on the part of the parties hereto and upon notice to the Trustee.

ARTICLE III

Separate Trustee’s Fees, Expenses & Indemnification

Section 3.1          Fees & Expenses. The Separate Trustee shall be paid fees and other amounts (the “Separate Trustee Fees”) as set forth in a separate fee schedule agreed to between the Separate Trustee and the Trustee. The Separate Trustee Fees shall be paid by the Trustee upon receipt by the Trustee of an invoice with sufficiently detailed information as to the nature of the fees and the identity of the applicable Underlying Agreement to allow the Trustee to seek payment or reimbursement (if available) from the applicable trust. After the Effective Date, the Separate Trustee shall be entitled to reimbursement by the Trustee of all commercially reasonable fees and expenses incurred by the Separate Trustee under or in connection with this Agreement or the Underlying Agreements, including, without limitation, in connection with the Separate Trustee Duties and in connection with its compliance with any reporting requirements, if applicable, under Section 1.15 hereunder. Such fees and expenses shall be reimbursed upon receipt by the Trustee of an invoice with sufficiently detailed information as to the nature of the fees and expenses and the identity of the applicable Underlying Agreement to allow the Trustee to seek payment or reimbursement (if available) from the applicable trust. Upon execution of a direction and indemnity letter with directing Certificateholders, all fees, expenses and other amounts of the Separate Trustee in connection with the Separate Trustee Duties which are payable by such directing Certificateholder to the Separate Trustee under such letter shall be paid by the directing Certificateholders and not, except to the extent payable by or reimbursable from the applicable trust in accordance with the applicable Underlying Agreement and only to the extent not otherwise paid by such directing Certificateholders, by the Trustee. If, with respect to the administration of any particular Underlying Agreement, it is determined by a court in an order that is final and no longer subject to appeal that the Separate Trustee was negligent in the performance of the Separate Trustee Duties or acted in bad faith or with willful misconduct, the Separate Trustee will reimburse the Trustee for any and all fees and expenses paid by the Trustee to the Separate Trustee pursuant to this Section 3.1 to the extent that such fees and expenses relate to the Separate Trustee’s negligence, bad faith or willful misconduct.

Section 3.2           Transaction Indemnification. Pursuant to the provisions under each applicable Underlying Agreement and as confirmed by the Court in the TIP Order, the Separate Trustee shall be afforded the same rights, benefits, protections, limitations on liability, and indemnities afforded to the Trustee under the applicable Underlying Agreement. Additionally, in the event that the Separate Trustee enters into a direction and indemnity letter with the requisite directing Certificateholders in accordance with the applicable Underlying Agreement, the Separate Trustee shall be afforded the protection of any indemnification contained in such direction and indemnity letter. If it is determined by a court in an order that is final and no longer subject to appeal that the Separate Trustee was negligent in the performance of the Separate Trustee Duties or acted in bad faith or with willful misconduct, the Separate Trustee will reimburse the Trustee or the related trust for any fees and expenses paid by the Trustee or such trust to the Separate Trustee pursuant to this Section 3.2 to the extent that such fees and expenses relate to the Separate Trustee’s negligence, bad faith or willful misconduct.

Section 3.3          Wells Fargo Indemnification of Separate Trustee. In addition to the rights, benefits, protections, limitations on liability and indemnifications afforded to the Separate Trustee in Section 3.2 hereunder with respect to each applicable Underlying Agreement, Wells Fargo shall indemnify and hold harmless the Separate Trustee and its directors, officers, employees and agents (the “Indemnified Parties”) from and against any and all claims, liabilities, actions, suits, costs (including the reasonable fees and expenses of counsel and expenses incurred by the Separate Trustee in enforcing this Section 3.3), damages or proceedings arising out of or incurred by the Indemnified Parties in connection with (i) the Trustee's performance (or non-performance) under the Underlying Agreements, except with respect to the Separate Trustee Duties from and after the Effective Date, (ii) the breach, as determined by a court in an order that is final and no longer subject to appeal, by the Trustee of any of its representations, warranties or covenants hereunder, provided that any such breach was not directly caused by a breach by the Separate Trustee of its representations, warranties or covenants, or (iii) any litigation pending or hereafter brought by any third person relating to the transactions contemplated hereunder, including, without limitation, the Separate Trustee Duties; except any claim, liability, action, suit, cost, damage or proceeding arising out of or incurred by the Indemnified Party due to its negligence, bad faith or willful misconduct as determined by a court in an order that is final and no longer subject to appeal. The indemnification obligations of Wells Fargo under this Section 3.3 shall not apply to any obligation or action taken or not taken by or on behalf of the Separate Trustee in accordance with the terms of any applicable direction and indemnification agreement between Separate Trustee and directing Certificateholders. The provisions of this Section 3.3 shall survive termination of this Agreement and the Underlying Agreements. If, with respect to the administration of any particular Underlying Agreement, it is determined by a court in an order that is final and no longer subject to appeal that the Separate Trustee was negligent in the performance of the Separate Trustee Duties or acted in bad faith or with willful misconduct, the Separate Trustee will reimburse the Trustee for any an all fees and expenses paid by the Trustee to the Separate Trustee pursuant to this Section 3.3 to the extent that such fees and expenses relate to the Separate Trustee’s negligence, bad faith or willful misconduct.

ARTICLE IV

Notices

Section 4.1          Notices to Holders. If required by the terms of any applicable Underlying Agreement, as soon as practicable following the execution and delivery hereof, the Trustee agrees to give notice to each Rating Agency, any insurer or hedge counterparty and the applicable Certificateholders of the appointment of the Separate Trustee under the applicable Underlying Agreement.

Section 4.2          Trustee’s Address. The Trustee hereby designates its notice address as Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia , MD 21045; Attention: Mortgage Repurchase Group, Phone: (410) 884-2000 and Email: mmgrepurchases@wellsfargo.com or at such other address as the Trustee may designate from time to time.

Section 4.3          Separate Trustee’s Address. Law Debenture, as Separate Trustee, hereby designates its notice address as Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Corporate Trust Department, Phone: (212) 750-6474, Fax: (212) 750-1361 and Email: new.york@lawdeb.com.

Section 4.4          Communications. Any notice, instruction, statement, or other communication required or contemplated by this Agreement shall be in writing or by email. The giving of any written notice pursuant to this Agreement shall be deemed to have occurred on the date on which such communication is received by the party to whom such communication is sent. In the case of an email communication, such notice shall have deemed to have been given on the date on which such email is acknowledged, whether by phone, fax or response email, by the intended recipient. All such communications shall be addressed to the Separate Trustee or the Trustee at the addresses provided by the parties for the purposes of such notice; provided that any party may, by notice, designate a different address for purposes of such notice.

ARTICLE V

Miscellaneous

Section 5.1          Confidentiality. Except as set forth below, all information of whatever nature furnished by either party to the other hereunder, including its agents and employees, shall be treated as confidential and shall not be disclosed to third parties except as required by law or a competent regulator or upon consent of the Trustee or the Separate Trustee (as the case may be). Each party will safeguard the confidential information of the other party using the same degree of care as it uses to safeguard its own confidential information, but in no case less than a reasonable degree of care. Each party will limit access to the confidential information of the other party to those employees and agents with a specific need to know for the purpose of performing or receiving services under this Agreement, as applicable. The disclosure of confidential information by one party to the other does not grant any ownership of such information to the receiving party; ownership in the information disclosed and any modifications to that information is retained at all times by the disclosing party.

Confidential information will not require protection under this Section 5.1 to the extent that it is or becomes publicly available other than through any act or omission of the receiving party in breach of this Agreement or the disclosing party has authorized such disclosure.

Except when disclosure is compelled pursuant to applicable law, valid court order, legal process or regulation or at the request of a regulatory authority and except as otherwise set forth this Agreement, any TIP Order or under any Underlying Agreement, neither the Separate Trustee nor the Trustee will disclose the existence of this Agreement or the business relationship between the Trustee and the Separate Trustee to any outside third party without the other parties’ prior written approval. This restriction includes, but is not limited to, using the Trustee’s or the Separate Trustee’s name, likeness or logo (“Identity”). By way of example and not limitation, the Separate Trustee or the Trustee will not use the other party’s Identity, directly or indirectly, in conjunction with any other of their respective clients, any client list, advertisements, news releases or releases to any professional or trade publications without the aforementioned approval.

Subject to the ongoing obligations of each of the Trustee and the Separate Trustee under applicable law, in the event of any actual or suspected security breach that either the Trustee or the Separate Trustee either suffers or learns of that compromises or could compromise the other party’s confidential information (e.g., physical trespass on a secure facility, computing systems intrusion/hacking, etc. that directly relates to or impacts the other party’s confidential information) (each, a “Security Breach”), the Trustee or the Separate Trustee, as applicable, will immediately notify the other party of such Security Breach.

Section 5.2          Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Agreement may be executed by exchange of electronic copies of signature pages by the parties, including by facsimile and PDF copies by e-mail, each of which shall be deemed to be an original signature page.

Section 5.3           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.4          Representations and Warranties of Wells Fargo in its Individual Capacity and as Trustee. Wells Fargo makes the following representations and warranties to Law Debenture as of the Effective Date and, with respect to clause (f) below, as of the time that an Underlying Agreement is included in Schedule II hereof (or a supplement thereto) and as of the Effective Date with respect to such Underlying Agreement:

(a)              Wells Fargo is a national banking association duly organized, validly existing under the laws of the United States of America.

(b)              It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(c)              The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any federal law governing the trust powers of it or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, and (ii) does not violate any provision of the corporate charter or bylaws of it.

(d)              The execution, delivery and performance by Wells Fargo of this Agreement does not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of Wells Fargo other than that which has already been obtained.

(e)               This Agreement has been duly executed and delivered by Wells Fargo and constitutes the legal, valid and binding agreement of Wells Fargo, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)               At the time an Underlying Agreement is included on Schedule II hereof (or a supplement thereto) and as of the Effective Date with respect to such Underlying Agreement, and only with respect to that Underlying Agreement, there is no litigation pending with respect the Trustee’s performance under such Underlying Agreement except such litigation that has been disclosed in writing to the Separate Trustee.

Section 5.5           Representations and Warranties of Law Debenture in its Individual Capacity and as the Separate Trustee. Law Debenture makes the following representations and warranties to Wells Fargo as of the date hereof:

(a)              Law Debenture is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

(b)              It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(c)               The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any federal law governing the trust powers of it or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (ii) does not violate any provision of the corporate charter or bylaws of it or any of its affiliates and (iii) does not create a conflict with its business and operations or the business and operations of any affiliate.

(d)              The execution, delivery and performance by Law Debenture of this Agreement does not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Separate Trustee other than that which has already been obtained.

(e)              This Agreement has been duly executed and delivered by Law Debenture and constitutes the legal, valid and binding agreement of Law Debenture, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)               There are no proceedings pending or threatened against Law Debenture or any of its affiliates before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could reasonably be expected to have a material adverse effect on any action taken or to be taken by Law Debenture under this Agreement.

(g)              Neither it nor any of its parents, affiliates or subsidiaries originate or originated residential mortgage loans, for its own account, or sells or sold such mortgage loans, for its own account, in the residential mortgage-backed securitization market.

(h)              It is not engaged in investment banking or underwriting services.

Section 5.6          Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

Section 5.7          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.8          Service of Process. Each party waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

Section 5.9          Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

Section 5.10        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11        Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior communications, agreements or understandings, written or oral, with respect thereto. This Agreement may only be supplemented, amended or modified by a writing duly executed by both parties.

Section 5.12       Termination or Resignation of the Separate Trustee. The Trustee may terminate the Separate Trustee’s obligation to perform the Separate Trustee Duties with respect to an Underlying Agreement and such Underlying Agreement shall be removed from Schedule II (or any supplement thereto), upon the occurrence of any of the following: (a) all Repurchase Claims under such Underlying Agreement are satisfied or otherwise settled (and no further Repurchase Claims remain under such Underlying Agreement), (b) the Separate Trustee no longer has any Separate Trustee Duties with respect to such Underlying Agreement, (c) the Separate Trustee no longer has the requisite trust powers to perform the Separate Trustee Duties with respect to such Underlying Agreement, (d) the party with the repurchase or substitution obligation with respect to such Underlying Agreement no longer exists or otherwise cannot be pursued for Repurchase Claims, (e) the transaction is terminated or the trust is liquidated in accordance with such Underlying Agreement, or (f) the Separate Trustee and the Trustee otherwise mutually agree to the termination of the Separate Trustee’s obligation to perform the Separate Trustee Duties with respect to such Underlying Agreement. Upon termination of the Separate Trustee’s obligation to perform the Separate Trustee Duties, the Trustee shall no longer be obligated to pay the Separate Trustee Fee with respect to such Underlying Agreement for the period commencing after such termination. The Separate Trustee has the right to resign with respect to an Underlying Agreement upon prior written notice and upon appointment by the Separate Trustee of a successor separate trustee to perform the Separate Trustee Duties acceptable to the Trustee and appointed by the Court. The Trustee shall cooperate with the Separate Trustee and shall not withhold such consent unreasonably. In addition, the Separate Trustee may at any time, on five (5) business days prior notice to the Trustee (the “Special Trustee Termination Notice”), terminate this Agreement with respect to all Underlying Agreements, except those Underlying Agreements with respect to which the Separate Trustee has accepted its appointment as Separate Trustee on or before the date of the Special Trustee Termination Notice.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Barry Schwartz
	Name:	Barry Schwartz
	Title:	Vice President

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Separate Trustee with respect to each Underlying Agreement in respect of which it has accepted its appointment as Separate Trustee hereunder

By:	/s/ Kenneth Portera
	Name:	Kenneth Portera
	Title:	President and Chief Executive Officer

Schedule I

Separate Trustee Duties

Upon the Effective Date applicable to an Underlying Agreement, the Separate Trustee shall on behalf of the Certificateholders under the terms of the applicable Underlying Agreement and the applicable TIP Order have full power, right and authority to:

i)	pursue requests for mortgage loan files and related files/information;

ii)	commence litigation to compel servicers (or other applicable parties) to turnover mortgage loan files and related files/information;

iii)	demand repurchase or substitution of mortgage loans by mortgage loan sellers (or other applicable parties) and engage in settlement if applicable;

iv)	commence litigation to enforce Repurchase Claims and engage in settlement; and

v)	take such additional actions on behalf of the Certificateholders necessary or appropriate to give effect to (i) through (iv) above.

In each case above, the Separate Trustee shall have full power, right and authority to take such additional actions and execute and deliver, on behalf of and in the name of the applicable trust under each applicable Underlying Agreement, such additional agreements and documents as it may deem reasonably necessary or appropriate to perform the Separate Trustee Duties, including without limitations, entering into any non-disclosure agreements or direction and indemnity letters in order to pursue the Repurchase Claims in accordance with the applicable Underlying Agreement. Nothing herein shall create or expand the scope of any trustee duties under the relevant Underlying Agreement.

Schedule II

Accepted Underlying Agreements

Underlying Agreements related to the following transactions:

Sequoia Mortgage Trust 2011-2 (the “2011-2 Trust”)

Sequoia Mortgage Trust 2012-1 (together with the 2011-2 Trust, the “Trusts”)

Reference is made to that certain Instrument of Appointment and Acceptance, dated as of March 28, 2012 (the “Agreement”), between Wells Fargo Bank, National Association (“Wells Fargo”), and Law Debenture Trust Company of New York (“Law Debenture”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

For purposes of this Appointment and Acceptance Notice (this “Notice”), solely with respect to the Trusts, pursuant to Section 5.11 of the Agreement, (a) all references in the Agreement to “Trustee” shall change to “Master Servicer” and all references in the Agreement to “Separate Trustee” shall change to “Separate Master Servicer,” and (b) Law Debenture and Wells Fargo agree to add the following provision to Section 1.8 of the IAA:

“Without limiting the foregoing provisions of this Section 1.8, with respect to the Separate Master Servicer Duties related to Sequoia Mortgage Trust 2011-2 (the “2011-2 Trust”) and Sequoia Mortgage Trust 2012-1 (the “2012-1 Trust” and, together with the 2011-2 Trust, the “Trusts”), the Master Servicer shall notify the Separate Master Servicer if the Master Servicer receives actual knowledge or written notice that: (i) there is no Controlling Holder (as defined in the pooling agreements for the Trusts (the “Pooling Agreements”)) for either of the Trusts; (ii) if there is no Controlling Holder for the 2011-2 Trust, any Mortgage Loan (as defined in the Pooling Agreements) in the 2011-2 Trust is Delinquent (as defined in the Pooling Agreements) for more than 120 days; and (iii) if any Mortgage Loan in the 2012-1 Trust is Delinquent for more than 120 days.”

Wells Fargo and Law Debenture hereby confirm that this Notice is in no respect a derogation or modification of the privileges, limitations on liability, indemnifications and other contractual protections of Law Debenture under the Agreement.

Acknowledged and agreed by:	Acknowledged and agreed by:

WELLS FARGO BANK, N.A.,	LAW DEBENTURE TRUST COMPANY
as Trustee	OF NEW YORK, as Separate Trustee

By:	By:	/s/ Frank Godino
Name:	Name:	Frank Godino
Title:	Title:	Vice President Law Debenture Trust Company of New York

Supplement to Schedule III

June 16, 2014

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Mortgage Repurchase Group

Email: mmgrepurchases@wellsfargo.com

Re: Sequoia Mortgage Trust 2011-2 and 2012-1 (the “Trusts”)

Reference is made to that certain Instrument of Appointment and Acceptance, dated as of March 28, 2012 (the “IAA”), between Wells Fargo Bank, National Association (“Wells Fargo”) and Law Debenture Trust Company of New York. Capitalized terms used but not defined herein shall have the meanings given to such terms in the IAA.

Pursuant to Section 1.10 of the IAA, Law Debenture requests that the following provision be added to the order appointing Law Debenture as Separate Master Servicer of the Trusts and to the trust instruction petition requesting the appointment of Law Debenture as the Separate Master Servicer for the Trusts:

“The Separate Master Servicer shall be afforded all of the rights, privileges, protections and indemnities of the Trustee provided for in the Trust Agreements related to the performance of its duties as Separate Master Servicer.”

Law Debenture Trust Company of New York,
as Separate Master Servicer

By:	/s/ Frank Godino
Name:	Frank Godino
Title:	Vice President Law Debenture Trust Company of New York

Acknowledged and Agreed:

Wells Fargo Bank, National Association
as Master Servicer

By:	/s/ Beth Belfield
Name:	Beth Belfield
Title:	Officer

Exhibit C

Representative Trust Agreement

Exhibit D

Transfer Agreements

Sequoia Mortgage Trust 2011-2:

Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2011, between Redwood Residential Acquisition Corporation (“Redwood”) and the Wells Fargo Bank, N.A. “Wells Fargo”)

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia Residential Funding, Inc. (“Sequoia”), U.S. Bank National Association (“U.S. Bank”), as trustee, and Wells Fargo

Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011 (the “PrimeLending Agreement”), between Redwood and PrimeLending, a PlainsCapital Company (“PrimeLending”)

Assignment of Representations and Warranties Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank, as trustee, and PrimeLending

Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011 (the “Sterling Agreement”), between Redwood and Sterling Savings Bank (“Sterling”)

Assignment of Representations and Warranties Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank, as trustee, and Sterling

Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 8, 2011 (the “DLJ Agreement”), between DLJ Mortgage Capital, Inc. (“DLJ”) and First Republic Bank (“First Republic”), as modified by the Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011 (the “DLJ AAR”), among DLJ, Redwood and First Republic Bank (“First Republic”)

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank, as trustee, and First Republic

Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010 (the “First Republic Agreement”), between First Republic and Redwood

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank as trustee, and First Republic

Flow Mortgage Loan Servicing Rights Sale and Servicing Agreement, dated as of May 5, 2011 (the “SPS Agreement”), by and among Redwood, DLJ and Select Portfolio Servicing, Inc. ("SPS”)

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, SPS, DLJ, and U.S. Bank, as trustee

Flow Mortgage Loan Sale and Servicing Agreement, dated as of March 1, 2011, between Redwood and SunTrust Mortgage, Inc. (“SunTrust”)

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank, as trustee, and SunTrust

Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 (the “PHH Agreement”), between Redwood and PHH Mortgage Corporation (“PHH”)

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among Redwood, Sequoia, U.S. Bank, as trustee, and PHH

Mortgage Loan Flow Purchase, Sale and Servicing Agreement dated as of July 6, 2010, between DLJ and PHH

Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011, by and among DLJ, Redwood and PHH

Mortgage Loan Purchase and Sale Agreement, dated as of September 27, 2011, between Redwood and Sequoia

Sequoia Mortgage Trust 2012-1:

The DLJ Agreement as modified by the DLJ AAR

Assignment, Assumption and Recognition Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and First Republic

The First Republic Agreement

Assignment, Assumption and Recognition Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank as trustee, and First Republic

The SPS Agreement

Assignment, Assumption and Recognition Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, SPS, DLJ, and U.S. Bank, as trustee

The PHH Agreement

Assignment, Assumption and Recognition Agreement, dated as of January27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and PHH

Flow Mortgage Loan Purchase and Sale Agreement dated as of May 23, 2011, between Redwood and Flagstar Capital Markets Corporation (“Flagstar”)

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and Flagstar

Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between Redwood and GuardHill Financial Corporation (“GuardHill”)

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and GuardHill

The PrimeLending Agreement

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and PrimeLending

The Sterling Agreement

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and Sterling

Flow Mortgage Loan Purchase and Sale Agreement dated as of June 1, 2011, between Redwood and Wintrust Mortgage, a Division of Barrington Bank and Trust (“Wintrust”)

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and Wintrust

Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between Redwood and Cole Taylor Bank (“Cole Taylor”)

Assignment of Representations and Warranties Agreement, dated as of January 27, 2012, by and among Redwood, Sequoia, U.S. Bank, as trustee, and Cole Taylor

Assignment, Assumption and Recognition Agreement, dated as of January 27, 2012, by and among DLJ, Redwood and First Republic

Mortgage Loan Purchase and Sale Agreement, dated as of January 27, 2012, between Redwood and Sequoia

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF HENNEPIN	FOURTH JUDICIAL DISTRICT

In the Matter of: Sequoia Mortgage Trust 2011-2	Case Type: Other File No. 27-TR-CV-14-134

ORDER FOR HEARING ON PETITION OF WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS MASTER SERVICER AND INTERESTED PERSON, FOR
INSTRUCTIONS IN THE ADMINISTRATION OF A TRUST PURSUANT TO MINN.
STAT. § 501B.16

TO THE DISTRICT COURT FOR THE FOURTH JUDICIAL DISTRICT:

Petitioner Wells Fargo Bank, National Association, the Master Servicer herein, having filed its Verified Petition for Instruction in the Administration of a Trust Pursuant to Minn. Stat. § 501B.16, and the Court having assumed jurisdiction of the proceeding in rem under Minn. Stat. § 501B.24, now upon motion of attorneys for Petitioner,

IT IS ORDERED:

1.            Hearing upon said Petition be had by this Court at a special term thereof to be held in Room No. C400 of the Hennepin County Government Center, 300 South Sixth Street, Minneapolis, Minnesota, on August 13, 2014, at 3:00 p.m.

2.            Notice of such hearing to be given by publishing a copy of this Order one time in a legal newspaper of Hennepin County, Minnesota, at least 20 days before the date of the hearing and by (a) mailing a copy this Order together with a copy of the Verified Petition to each party in interest at his or her last known address at least 15 days prior to said date, (b) distributing a copy of this Order together with a copy of the Verified Petition via the DTC Lens System at LensNotice@DTCC.com at least 15 days prior to said date, and (c) posting a copy of this Order and a copy of the Verified Petition via the CTSLink System at ctslink.com least 15 days prior to said date.

3.            The parties in interest are hereby referred to the Verified Petition provided to them and on file in the office of the Court Administrator for a specification of the matters to be considered at said hearing.

Dated: June 19, 2014

Jamie L. Anderson
Judge of the District Court

Mark S. Thompson
District Court Administrator

Prepared by:

FAEGRE BAKER DANIELS LLP

Stephen M. Mertz, #212131

Michael M. Krauss, #0342002

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Telephone: (612) 766-7000

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